Exhibit 3.97

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “METAVANTE HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF MARCH, A.D. 2009, AT 1:48 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF APRIL, A.D. 2009, AT 2:52 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “CARS HOLDINGS, LLC” TO “METAVANTE HOLDINGS, LLC”, FILED THE FIRST DAY OF OCTOBER, A.D. 2009, AT 8:33 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF OCTOBER, A.D. 2009, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “METAVANTE HOLDINGS, LLC”.

/s/ Jeffrey W. Bullock
4660875 8100H 100668533 You may verify this certificate online at corp. delaware. gov/authver. shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063680 DATE: 06-18-10

State of Delaware Secretary of State Division of Corporations Delivered 01: 48 PM 03/03/2009 FILED 01: 48 PM 03/03/2009 SRV 090231035 – 4660875 FILE

CERTIFICATE OF FORMATION

of

CARS HOLDINGS, LLC

This Certificate of Formation of Cars Holdings, LLC (the “LLC”), dated March 3, 2009, is being duly executed and filed by James D. Cuneo, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101. et seq.)

FIRST. The name of the limited liability company formed hereby is:

Cars Holdings, LLC

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ James D. Cuneo
James D. Cuneo, Esq.
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02: 56 PM 04/08/2009 FILED 02: 52 PM 04/08/2009 SRV 090346649 – 4660875 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: CARS HOLDINGS, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows;

The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington Delaware 19801, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of April, A.D. 2009.

By:	/s/ Ronald D. Cook
Authorized Person(s)

Name:	Ronald D. Cook
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 08: 33 AM 10/01/2009 FILED 08: 33 AM 10/01/2009 SRV 090900113 – 4660875 FILE

CERTIFICATE OF MERGER

Merging

METAVANTE TECHNOLOGIES, INC.

(a Wisconsin corporation)

with and into

CARS HOLDINGS, LLC

(a Delaware limited liability company)

October 1, 2009

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned limited liability company organized and existing under and by virtue of the DLLCA hereby executes this Certificate of Merger for the purpose of merging (the “Merger”) Metavante Technologies, Inc., a Wisconsin corporation (the “Corporation”), with and into Cars Holdings, LLC, a Delaware limited liability company (the “Company”).

1. The name and jurisdiction of formation or organization of each of the constituent entities to the Merger (the “Constituent Entities”) are as follows:

Name	Jurisdiction of Formation or Organization
Metavante Technologies, Inc.	Wisconsin

Cars Holdings, LLC	Delaware

2. The Agreement and Plan of Merger, dated as of March 31, 2009, by and among Fidelity National Information Services, Inc., the Corporation, and the Company (the “Plan of Merger”), has been approved and executed by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the DLLCA and the laws of the State of Wisconsin.

3. Cars Holdings, LLC is the surviving limited liability company in the Merger.

4. At the effective time of the Merger, the Certificate of Formation of the Company, as in effect immediately prior to the Merger, shall be amended to change the name of the Company to “Metavante Holdings, LLC”.

5. The Merger shall be effective at 10:00 a.m., Eastern Daylight Time, on October 1, 2009.

6. The executed Plan of Merger is on file at the principal place of business of the Company. The address of the principal place of business of the Company is 601 Riverside Avenue, Jacksonville, Florida 32204.

7. The Company shall furnish a copy of the Plan of Merger, on request and without cost, to any stockholder of the Corporation or any member of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed as of the date first written above.

CARS HOLDINGS, LLC

By:	/s/ Ronald D. Cook
Name:	Ronald D. Cook
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Certificate of Merger